Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Third Quarter 2022 Results

ALPHARETTA, Ga., November 2, 2022/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported third quarter 2022 financial results.
“We are very pleased with our third quarter performance despite continuing headwinds associated with supply chain disruptions and other macro-economic factors,” said Joe Woody, Avanos’ Chief Executive Officer. Woody continued, “We again delivered strong margin and free cash flow results building on our second quarter performance and anticipate further improvement in most of our financial metrics in the fourth quarter.”
Third Quarter 2022 Financial Highlights
•Net sales totaled $202 million, a 10 percent increase from the comparable prior year period.
•Gross margin for the quarter improved 550 basis points compared to the prior year period and adjusted gross margin improved 420 basis points compared to the prior year period.
•Net income for the quarter was $16 million, compared to a net loss of $35 million a year ago.
•Adjusted net income totaled $18 million, compared to $12 million a year ago.
•Diluted earnings per share was $0.33, compared to a loss of $0.73 per share a year ago.
•Adjusted diluted earnings per share was $0.38, compared to $0.24 a year ago.
•Free cash flow for the quarter was $23 million, compared to $18 million a year ago.
During the quarter, we changed our inventory accounting method from last-in, first-out (LIFO) to first-in, first out (FIFO). We have restated prior year financial information to reflect that change. A tabular presentation of the effects on our results of operations from this change in accounting principle is included in the accompanying tables.
Operational and Business Highlights
•Data from our Sacroiliac Joint (SIJ) study comparing COOLIEF* to standard medical management was presented at the annual American Society of Pain and Neuroscience meeting in July. This data suggests the superiority of COOLIEF* in managing patients experiencing SIJ pain. Dr. Steve Cohen (Johns Hopkins), lead study investigator, had the opportunity to present this data to a significant audience of pain medicine practitioners.
•As part of our continued outreach to orthopedic audiences, emerging data and practice experience surrounding the use of COOLIEF* for patients experiencing pain following total knee arthroplasty (TKA) was presented at the 2022 Orthopedic Summit meeting, hosted by the American Academy of Orthopedic Surgeons (AAOS). An

AAOS faculty member discussed how COOLIEF* has helped her patients with painful post-TKA and limited treatment options.
Third Quarter 2022 Operating Results
For the three months ended September 30, 2022, net sales totaled $202 million, an increase of 10 percent compared to the prior year period, primarily due to incremental revenue from the acquisition of OrthogenRx and higher volume in digestive health. In addition to volume, 1 percent of favorable pricing was offset by 3 percent of unfavorable foreign currency translation effects.
Gross margin was 54 percent, compared to 49 percent in the prior year period. Adjusted gross margin was 56 percent, compared to 52 percent last year. Gross profit margin improved primarily due to favorable product mix, as well as slightly improved manufacturing efficiencies that were partially offset by higher costs across our supply chain.
Selling and general expenses as a percentage of net sales was 41 percent for the third quarter of 2022, compared to 43 percent for the second quarter of 2022.
Operating profit was $19 million, compared to $3 million in the prior year period, primarily due to the improved gross margin previously noted as well as lower legal expenses. On an adjusted basis, operating profit totaled $27 million, compared to $17 million a year ago.
Adjusted EBITDA for the third quarter was $33 million, compared to $22 million in the prior year period.
First Nine Months 2022 Operating Results
For the nine months ended September 30, 2022, net sales were $603 million, an increase of 9 percent compared to the prior year period, primarily due to incremental revenue from OrthogenRx as well as strong demand and volume from our digestive health products, partially offset by lower demand for our acute pain and respiratory health family of products. In addition to volume, 1 percent of favorable pricing was offset by 2 percent of unfavorable foreign currency translation effects.
Gross margin was 55 percent, compared to 48 percent last year. Adjusted gross margin was 57 percent compared to 52 percent last year and was impacted by the same items noted above for the third quarter.
Operating profit was $48 million, compared to an operating loss of $17 million in the prior year period, primarily due to the improved gross margin previously noted as well as lower legal expenses, partially offset by higher selling and general expenses. On an adjusted basis, operating profit was $74 million compared to $47 million a year ago.
Adjusted EBITDA for the nine months ended September 30, 2022 was $91 million, compared to $64 million in the prior year period.
Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the third quarter was $23 million, compared to $18 million a year ago. The company’s cash balance at September 30, 2022 was $117 million, compared to $119 million at year-end 2021.
Total long-term debt outstanding was $254 million at September 30, 2022, compared to $130 million at December 31, 2021. In the first quarter of 2022, the company borrowed $125 million in conjunction with closing the OrthogenRx acquisition.
Full-Year 2022 Outlook
The company affirms its guidance for 2022 net sales to between $815 million and $835 million, which assumes organic growth of between 1 percent to 4 percent. Additionally, we are confirming full-year gross profit margins to be between 55 percent to 57 percent, with adjusted diluted earnings per share between $1.45 and $1.65.

Each of these measures is inclusive of the impact of the OrthogenRx acquisition and reflects our expectation that supply chain challenges related to both product availability and inflationary pressures will continue during the remainder of the fourth quarter.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income
•Adjusted diluted earnings per share
•Adjusted gross and operating profit
•Adjusted effective tax rate
•Adjusted EBITDA
•Free cash flow
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Expenses associated with restructuring activities.
•Expenses associated with post divestiture transition activities.
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•Expenses associated with certain litigation matters.
•The amortization of intangible assets associated with prior business acquisitions.
•Loss on extinguishment of debt.
•The tax effects of certain adjusting items.
•The benefit associated with the tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to: (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the company’s ongoing business operations.
Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the Internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 6350705. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; the ongoing conflict between Russia and Ukraine; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Sales	$202.1	$184.1	$602.5	$551.2
Cost of products sold	92.0	93.9	269.4	284.3
Gross Profit	110.1	90.2	333.1	266.9
Research and development expenses	7.3	8.4	23.1	24.7
Selling and general expenses	82.1	75.0	259.3	225.1
Other expense, net	2.0	3.4	2.9	33.7
Operating Income (Loss)	18.7	3.4	47.8	(16.6)
Interest income	0.3	0.2	0.5	0.2
Interest expense	(3.0)	(0.9)	(7.0)	(2.6)
Income (Loss) Before Income Taxes	16.0	2.7	41.3	(19.0)
Income tax (provision) benefit	(0.3)	(38.0)	(7.7)	13.8
Net Income (Loss)	$15.7	$(35.3)	$33.6	$(5.2)

Interest expense, net	$2.7	$0.7	$6.5	$2.4
Income tax provision (benefit)	0.3	38.0	7.7	(13.8)
Depreciation and amortization	11.6	9.6	34.3	28.8
EBITDA	$30.3	$13.0	$82.1	$12.2

Earnings (Loss) Per Share
Basic	$0.34	$(0.73)	$0.71	$(0.11)
Diluted	0.33	(0.73)	0.71	(0.11)

Common Shares Outstanding
Basic	46.6	48.1	47.1	48.1
Diluted	47.0	48.1	47.5	48.1

AVANOS MEDICAL, INC.
EFFECTS OF CHANGE IN ACCOUNTING PRINCIPLE
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
	As Calculated (LIFO)	As Reported (FIFO)	Effect of Change	As Reported (LIFO)	As Restated (FIFO)	Effect of Change
Cost of products sold	$92.3	$92.0	$(0.3)	$93.7	$93.9	$0.2
Income before income taxes	15.7	16.0	0.3	2.9	2.7	(0.2)
Income tax provision	(0.3)	(0.3)	—	(38.0)	(38.0)	—
Net income (loss)	15.4	15.7	0.3	(35.1)	(35.3)	(0.2)
Earnings (loss) per share:
Basic	$0.33	$0.34	$0.01	$(0.73)	$(0.73)	$—
Diluted	$0.33	$0.33	$—	$(0.73)	$(0.73)	$—

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	As Calculated (LIFO)	As Reported (FIFO)	Effect of Change	As Reported (LIFO)	As Restated (FIFO)	Effect of Change
Cost of products sold	$270.6	$269.4	$(1.2)	$283.8	$284.3	$0.5
Income (loss) before income taxes	40.1	41.3	1.2	(18.5)	(19.0)	(0.5)
Income tax (provision) benefit	(7.5)	(7.7)	(0.2)	13.7	13.8	0.1
Net income (loss)	32.6	33.6	1.0	(4.8)	(5.2)	(0.4)
Earnings (loss) per share:
Basic	$0.69	$0.71	$0.02	$(0.10)	$(0.11)	$(0.01)
Diluted	$0.69	$0.71	$0.02	$(0.10)	$(0.11)	$(0.01)

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
As reported	$110.1	$90.2	$333.1	$266.9
2020 Restructuring charges	—	1.1	—	4.1
Post divestiture restructuring charges	—	2.9	—	5.5
Post divestiture transition charges	—	—	—	3.8
Acquisition and integration-related charges	—	0.1	1.4	0.1
EU MDR Compliance	0.2	—	0.2	—
Intangibles amortization	3.5	1.7	10.1	5.0
As adjusted non-GAAP	$113.8	$96.0	$344.8	$285.4
Gross profit margin, as reported	54.5%	49.0%	55.3%	48.4%
Gross profit margin, as adjusted	56.3%	52.1%	57.2%	51.8%

	Operating Profit (Loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
As reported	$18.7	$3.4	$47.8	$(16.6)
COVID-19 related expenses	—	—	—	0.2
2020 Restructuring charges	—	1.7	—	10.4
Post divestiture restructuring charges	—	2.9	—	5.5
Post divestiture transition charges	—	—	—	3.6
Acquisition and integration-related charges	0.2	0.1	3.0	0.7
EU MDR Compliance (a)	2.2	1.2	5.4	2.4
Litigation and legal	—	3.3	—	28.5
Intangibles amortization	6.1	4.2	18.0	12.5
As adjusted non-GAAP	$27.2	$16.8	$74.2	$47.2

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)

	Income (Loss) Before Taxes
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
As reported	$16.0	$2.7	$41.3	$(19.0)
COVID-19 related expenses	—	—	—	0.2
2020 Restructuring charges	—	1.7	—	10.4
Post divestiture restructuring charges	—	2.9	—	5.5
Post divestiture transition charges	—	—	—	3.6
Acquisition and integration-related charges	0.2	0.1	3.0	0.7
EU MDR Compliance	2.2	1.2	5.4	2.4
Litigation and legal	—	3.3	—	28.5
Intangibles amortization	6.1	4.2	18.0	12.5
Loss on extinguishment of debt	—	—	1.1	—
As adjusted non-GAAP	$24.5	$16.1	$68.8	$44.8

	Tax Benefit (Provision)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
As reported	$(0.3)	$(38.0)	$(7.7)	$13.8
Tax effects of adjusting items	(2.5)	33.4	(7.1)	(23.6)
Effects of the CARES Act and other(a)	(3.8)	0.2	(3.8)	(2.3)
As adjusted non-GAAP	$(6.6)	$(4.4)	$(18.6)	$(12.1)
Effective tax rate, as reported	1.9%	1407.4%	18.6%	72.6%
Effective tax rate, as adjusted	26.9%	27.3%	27.0%	27.0%
__________________________________________________
(a)The CARES Act, which allows for the carryback of U.S. net operating losses to prior years, provided an income tax benefit of 3.8 million in the nine months ended September 30, 2022 compared to $3.6 million last year.

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net Income (Loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
As reported	$15.7	$(35.3)	$33.6	$(5.2)
COVID-19 related expenses	—	—	—	0.2
2020 Restructuring charges	—	1.7	—	10.4
Post divestiture restructuring charges	—	2.9	—	5.5
Post divestiture transition charges	—	—	—	3.6
Acquisition and integration-related charges	0.2	0.1	3.0	0.7
EU MDR Compliance	2.2	1.2	5.4	2.4
Litigation and legal	—	3.3	—	28.5
Intangibles amortization	6.1	4.2	18.0	12.5
Loss on extinguishment of debt	—	—	1.1	—
Tax effects of adjusting items	(2.5)	33.4	(7.1)	(23.6)
Tax effects of the CARES Act and other	(3.8)	0.2	(3.8)	(2.3)
As adjusted non-GAAP	$17.9	$11.7	$50.2	$32.7
Diluted EPS, as reported	$0.33	$(0.73)	$0.71	$(0.11)
Diluted EPS, as adjusted	$0.38	$0.24	$1.06	$0.68

	EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
EBITDA, as reported	$30.3	$13.0	$82.1	$12.2
COVID-19 related expenses	—	—	—	0.2
2020 Restructuring charges	—	1.7	—	10.4
Post divestiture restructuring charges	—	2.9	—	5.5
Post divestiture transition charges	—	—	—	3.6
Acquisition and integration-related charges	0.2	0.1	3.0	0.7
EU MDR Compliance	2.2	1.2	5.4	2.4
Litigation and legal	—	3.3	—	28.5
Adjusted EBITDA	$32.7	$22.2	$90.5	$63.5

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash provided by operating activities	$28.4	$23.2	$57.2	$35.2
Capital expenditures	(5.3)	(4.8)	(14.4)	(16.3)
Free Cash Flow	$23.1	$18.4	$42.8	$18.9

2022 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.95	to	$1.25
Intangibles amortization	0.25	to	0.25
Other	0.25	to	0.15
Adjusted diluted earnings per share (non-GAAP)	$1.45	to	$1.65

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$117.0	$118.5
Accounts receivable, net	146.2	131.2
Inventories	193.6	159.3
Prepaid and other current assets	13.2	18.6
Total Current Assets	470.0	427.6
Property, Plant and Equipment, net	163.4	168.1
Operating Lease Right-of-Use Assets	32.5	38.6
Goodwill	823.6	801.6
Other Intangible Assets, net	258.7	141.2
Deferred Tax Assets	10.9	10.0
Other Assets	16.1	16.5
TOTAL ASSETS	$1,775.2	$1,603.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$6.2	$—
Current portion of operating lease liabilities	13.4	14.7
Trade accounts payable	62.7	56.4
Accrued expenses	80.0	68.1
Total Current Liabilities	162.3	139.2
Long-Term Debt	247.8	130.0
Operating Lease Liabilities	36.8	42.8
Deferred Tax Liabilities	37.0	11.9
Other Long-Term Liabilities	27.8	9.1
TOTAL LIABILITIES	511.7	333.0
Stockholders’ Equity	1,263.5	1,270.6
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,775.2	$1,603.6

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Activities
Net income (loss)	$15.7	$(35.3)	$33.6	$(5.2)
Depreciation and amortization	11.6	9.6	34.3	28.8
Net loss on asset dispositions	—	—	—	4.9
Changes in operating assets and liabilities, net of acquisition	(3.4)	8.1	(22.7)	11.8
Deferred income taxes and other	4.5	40.8	12.0	(5.1)
Cash Provided by Operating Activities	28.4	23.2	57.2	35.2
Investing Activities
Capital expenditures	(5.3)	(4.8)	(14.4)	(16.3)
Acquisition of assets and investments in businesses	0.6	—	(116.1)	—
Cash Used in Investing Activities	(4.7)	(4.8)	(130.5)	(16.3)
Financing Activities
Proceeds from issuance of secured debt	—	—	250.0	—
Secured debt repayments	—	—	(125.0)	—
Revolving credit facility proceeds	—	20.0	150.0	20.0
Revolving credit facility repayments	—	(40.0)	(150.0)	(55.0)
Purchase of treasury stock	(11.0)	(0.1)	(45.1)	(0.6)
Payments of debt issuance costs	—	—	(2.9)	—
Proceeds from the exercise of stock options	0.8	0.9	1.6	6.1
Cash Provided by (Used in) Financing Activities	(10.2)	(19.2)	78.6	(29.5)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(3.0)	(1.3)	(6.8)	(3.1)
Increase (Decrease) in Cash and Cash Equivalents	10.5	(2.1)	(1.5)	(13.7)
Cash and Cash Equivalents - Beginning of Period	106.5	99.9	118.5	111.5
Cash and Cash Equivalents - End of Period	$117.0	$97.8	$117.0	$97.8

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Chronic Care:
Digestive health	$85.9	$77.8	10.4%	$247.5	$235.3	5.2%
Respiratory health	29.8	39.3	(24.2)%	100.0	118.9	(15.9)%
Total Chronic Care	115.7	117.1	(1.2)%	347.5	354.2	(1.9)%
Pain Management:
Acute pain	$38.9	$40.7	(4.4)%	$118.8	$121.6	(2.3)%
Interventional pain	47.5	26.3	80.6%	136.2	75.4	80.6%
Total Pain Management	86.4	67.0	29.0%	255.0	197.0	29.4%
Total Net Sales	$202.1	$184.1	9.8%	$602.5	$551.2	9.3%

		Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net sales - percentage change	QTD	9.8%	11.6%	0.8%	(2.6)%	—%
Net sales - percentage change	YTD	9.3%	10.5%	0.6%	(1.8)%	—%
__________________________________________________
(a)Volume includes incremental sales from acquisitions.
(b)Other includes rounding.